                                   APPENDIX A



                                FLORIDA BUSINESS
                                 BANCGROUP, INC.



                             2000 KEY EMPLOYEE STOCK
                              COMPENSATION PROGRAM


















                   2202 North West Shore Boulevard, Suite 150
                              Tampa, Florida 33607

                                   APPENDIX A

                        FLORIDA BUSINESS BANCGROUP, INC.

                  2000 KEY EMPLOYEE STOCK COMPENSATION PROGRAM


         1. Purpose. This 2000 Key Employee Stock Compensation Program ("Program") is intended to secure for Florida Business BancGroup, Inc. and its affiliates ("Florida BancGroup"), the benefits arising from ownership of Florida BancGroup common stock, par value $0.01 per share ("Common Stock"), by those selected officers and other key employees of Florida BancGroup who will be responsible for its future growth. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with Florida BancGroup and to provide key employees with an additional incentive to contribute to its success.

         2. Elements of the Program. In order to maintain flexibility in the award of stock benefits, the Program is comprised of two parts: (i) an Incentive Stock Option Plan ("Incentive Plan"); and (ii) a Compensatory Stock Option Plan ("Compensatory Plan"). Copies of the Incentive Plan and the Compensatory Plan are attached hereto as Plan I and Plan II, respectively, and are collectively referred to herein as the "Plans". The grant of an option under one of the Plans shall not be construed to prohibit the grant of an option under any of the other Plans.

         3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Program set forth below.

         4. Administration of the Plans. The Plans shall be administered, construed, governed and amended in accordance with their respective terms.


                        GENERAL PROVISIONS OF THE PROGRAM

         Article 1. Administration. The Program shall be administered by a committee which shall consist of three or more members of the Board of Directors, none of whom is an officer or employee of Florida BancGroup, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The committee, when acting to administer the Program, is referred to as the "Program Administrators". Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators. No Program Administrator shall be liable for any action or determination made in good faith with respect to the Program or to any option, stock appreciation right, or performance share granted thereunder.

         Article 2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority in their absolute discretion:
(i) to construe and interpret the Program; (ii) to define the

                            Appendix A - Page 2 of 13

                                   APPENDIX A

terms used herein; (iii) to prescribe, amend and rescind rules and regulations relating to the Program; (iv) to determine the employees to whom options shall be granted under the Program; (v) to determine the time or times at which options shall be granted under the Program; (vi) to determine the number of shares subject to any option under the Program, the option price, the duration of each option, vesting requirements, and any other terms and conditions of options; (vii) to terminate the Program; and (viii) to make any other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program. All decisions, determinations and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs and beneficiaries.

         Article 3. Maximum Number of Shares Subject to the Program. The maximum aggregate number of shares of Common Stock available pursuant to the Plans, subject to adjustment as provided in Article 6 hereof, shall be 76,500 shares of Common Stock. If any of the options granted under this Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall again be available for the purposes of the Program.

         Article 4. Eligibility and Participation. Only regular, full-time employees of Florida BancGroup, including officers, whether or not directors, shall be eligible for selection by the Program Administrators to participate in the Program. Directors who are not full-time, salaried employees of Florida BancGroup, shall not be eligible to participate in the Program.

         Article 5. Effective Date and Term of Program. The Program shall become effective upon its adoption by the Board of Directors of Florida BancGroup and subsequent approval of the Program by a majority of the total votes eligible to be cast at a meeting of Florida BancGroup's shareholders, which vote shall be taken within 12 months of adoption of the Program by Florida BancGroup's Board of Directors; provided, however, that options may be granted under this Program prior to obtaining shareholder approval of the Program. Furthermore, any such options shall be contingent upon such shareholder approval being obtained and may not be exercised prior to such approval. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 2 of the General Provisions.

         Article 6. Adjustments. If the shares of Common Stock of Florida BancGroup as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, the exercise of warrants, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Program. A corresponding adjustment changing the number or kind of shares allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made, except if such adjustment was due to the exercise of Common Stock warrants issued in Florida BancGroup's initial stock offering. Any such adjustment in outstanding options shall be made without change in the aggregate

                            Appendix A - Page 3 of 13

                                   APPENDIX A

purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this
Article 6, any fractional shares shall be disregarded.

         Article 7. Termination and Amendment of Program. The Program shall terminate no later than 10 years from the date such Program is adopted by the Board of Directors or the date such Program is approved by the shareholders, whichever is earlier. No options shall be granted under the Program after that date. Subject to the limitation contained in Article 8 of the General Provisions, the Program Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option agreements to be used hereunder; provided that no amendment or revision shall: (i) increase the maximum aggregate number of shares that may be sold, appreciated or distributed pursuant to options granted under this Program, except as permitted under
Article 6 of the General Provisions; (ii) change the minimum purchase price for shares under Section 4 of the Plan I; (iii) increase the maximum term established under the Plans for any option; or (iv) permit the granting of an option to anyone other than as provided in Article 4 of the General Provisions.

         Article 8. Prior Rights and Obligations. No amendment, suspension or termination of the Program shall, without the consent of the employee who has received an option alter or impair any of that employee's rights or obligations under any option granted under the Program prior to such amendment, suspension or termination.

         Article 9. Privileges of Stock Ownership. Notwithstanding the exercise of any options granted pursuant to the terms of this Program, no employee shall have any of the rights or privileges of a shareholder of Florida BancGroup in respect of any shares of stock issuable upon the exercise of his or her option until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option, unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with. No adjustment shall be made for dividends or any other distribution for which the record date is prior to the date on which such stock certificate is issued.

         Article 10. Reservation of Shares of Common Stock. During the term of this Program, Florida BancGroup will at all times, reserve and keep available such number of shares of its Common stock as shall be sufficient to satisfy the requirements of the Program. In addition, Florida BancGroup will, as is necessary to accomplish the purposes of this Program, seek to obtain from any regulatory agency having jurisdiction over any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of Florida BancGroup to obtain from any regulatory agency having jurisdiction the authority deemed by Florida BancGroup counsel to be necessary to permit the lawful issuance and sale of any shares of its stock hereunder shall relieve Florida BancGroup of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.


                            Appendix A - Page 4 of 13

                                   APPENDIX A

         Article 11. Tax Withholding. The exercise of any option granted under the Program is subject to the condition that if at any time Florida BancGroup shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective, unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to Florida BancGroup.

         Article 12. Employment. Nothing in the Program or in any option award shall confer upon any eligible employee any right to continued employment by Florida BancGroup, or limit in any way the right of Florida BancGroup at any time to terminate or alter the terms of that employment.



                            Appendix A - Page 5 of 13

                                   APPENDIX A

                        FLORIDA BUSINESS BANCGROUP, INC.


                                     PLAN I
                           INCENTIVE STOCK OPTION PLAN


         Section 1. Purpose. The purpose of this Incentive Stock Option Plan ("Incentive Plan") is to promote the growth and enhance shareholder value of Florida Business BancGroup, Inc. and its affiliates ("Florida BancGroup") by permitting Florida BancGroup to grant options to purchase shares of its Common Stock. The Incentive Plan is designed to help attract and retain superior personnel for its positions of responsibility with Florida BancGroup, or of any subsidiary, and to provide key employees with an additional incentive to contribute to the success of Florida BancGroup. It is the intent of Florida BancGroup that options granted pursuant to the provisions of the Incentive Plan will qualify and will be identified as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). This Incentive Plan is Part I of the Program. Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program.

         Section 2. Option Terms and Conditions. The terms and conditions of options granted under the Incentive Plan may differ from one another as the Program Administrators shall, in their discretion, determine, as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

         Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Incentive Plan expire later than 10 years from the date on which the option is granted, except that any employee who owns more than 10% of the combined voting power of all classes of stock of Florida BancGroup, must exercise any options granted thereto within three years from the date of the grant. In addition, each option shall be subject to early termination as provided in the Incentive Plan.

         Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the Fair Market Value of the shares at the time of the grant of the option; except that for any employee who owns more than 10% of the combined voting power of all classes of stock of Florida BancGroup, the purchase price shall not be less than 110% of the Fair Market Value. For purposes of this Plan I, Fair Market Value shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares as selected by the Board of Directors of Florida BancGroup. In the absence of any over-the-counter transactions, the Fair Market Value means the highest price at which a share of Common Stock has sold in an arms length transaction during the 90 days immediately preceding the grant date. In the absence of an arms length transaction during such 90 days, the Fair

                            Appendix A - Page 6 of 13

                                   APPENDIX A

Market Value means the greater of the book value of a share of Common Stock, as determined by the Program Administrators, or $10.00.

         Section 5. Maximum Amount of Options Exercisable in any Calendar Year. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options, as defined in Section 422(b) of the Code, are exercisable for the first time by any employee during any calendar year (under the terms of this Plan and all such plans of Florida BancGroup) shall not exceed $100,000.

         Section 6. Exercise of Options. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Program Administrators; provided, however, that no option may be exercisable for the first 12 months following the date the option is granted. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full by certified or cashier's check payable to the order of Florida BancGroup.

         Section 7. Acceleration of Rights of Exercise of Installments. Notwithstanding the first sentence of Section 6 of this Incentive Plan with respect to the ability to exercise options in installments, in the event Florida BancGroup or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of Florida BancGroup by means of a sale, merger or other reorganization, liquidation or otherwise, any option granted pursuant to the terms of the Incentive Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the time period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of Florida BancGroup and, subject to the provisions hereof, ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of this Incentive Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 7 on account of any agreement to dispose of all or substantially all of the assets or stock of Florida BancGroup by means of a sale, merger or other reorganization, liquidation or otherwise where the shareholders of Florida BancGroup immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether Florida BancGroup or some other entity, immediately after the consummation of the transaction; and, provided further, that the exercisability of an option may not be accelerated prior to the sixth month anniversary of the date the option was granted. In the event the transaction contemplated by the agreement referred to in this Section 7 is not consummated, but rather is terminated, canceled or expires, the options granted pursuant to the Incentive Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 6 of this Incentive Plan with respect to the ability to exercise options in installments, and subject to the provisions of the first paragraph of this Section 7, in the event of a change of control of Florida BancGroup or threatened change in control of Florida BancGroup as determined by a vote of not less than a majority of the Board of Directors, all options granted prior to such change in control or threatened change of control shall become immediately exercisable, except that any option granted for less than twelve months shall not become exercisable until the sixth month anniversary of the date the option was granted. The term

                            Appendix A - Page 7 of 13

                                   APPENDIX A

"control" for purposes of this Section shall refer to the acquisition of 25% or more of the voting securities of Florida BancGroup by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of this Incentive Plan, except under the circumstances as set forth in the paragraph of this
Section 7, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 25% or more of the voting securities of Florida BancGroup, the full Board of Directors of Florida BancGroup shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         Section 8. Written Notice Required. Any option granted pursuant to the terms of the Incentive Plan shall be exercised when written notice of that exercise has been given to Florida BancGroup at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by Florida BancGroup.

         Section 9. Compliance With Securities Laws. Shares of Common Stock shall not be issued with respect to any option granted under the Incentive Plan, unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise complies with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended ("Securities Act"), or exemption contained therein, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national quotation system upon which the shares may be listed, and shall be further subject to the approval of counsel for Florida BancGroup with respect to such compliance. The Program Administrators may also require an employee to whom an option has been granted under the Incentive Plan ("Optionee") to furnish evidence satisfactory to Florida BancGroup, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability to the extent required by law or by this Section 9.

         Section 10. Employment of Optionee. Each Optionee, if requested by the Program Administrators when the option is granted, must agree in writing as a condition of receiving his or her option that he or she will remain in the employ of Florida BancGroup, following the date of the granting of that option for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in the Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment, or limit in any way the right of Florida BancGroup at any time to terminate or alter the terms of that employment.

         Section 11. Option Rights Upon Termination of Employment. If an Optionee ceases to be employed by Florida BancGroup for any reason other than death, disability or cause, his or her option shall immediately terminate; provided, however, that the Program Administrators, may, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of employment) at any time within 30 days after the date of termination of employment, unless either the option or this Incentive Plan otherwise provides for earlier termination. If an

                            Appendix A - Page 8 of 13

                                   APPENDIX A

Optionee is terminated for cause, any options granted thereto under the provision of this Plan shall terminate as of the effective date of such termination of employment.

         Section 12. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by Florida BancGroup, the option may be exercised, to the extent exercisable on the date of termination of employment at any time within 90 days after the date of termination of employment due to disability, unless either the option or this Incentive Plan otherwise provides for earlier termination.

         Section 13. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by Florida BancGroup, or within 90 days after ceasing to be an employee thereof, his or her option shall expire one year after the date of death, unless by its term it expires sooner. During this 90 day or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the option at the date of death.

         Section 14. Options not Transferable. Options granted pursuant to the terms of this Incentive Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee, only by that Optionee, or their guardian or legal representative.

         Section 15. Conversion of Options Granted Under Incentive Plan. Options granted pursuant to the terms of this Incentive Plan may be converted with the written consent of the Optionee to compensatory non-qualified stock options subject to and governed by the provisions of the Compensatory Stock Option Plan, which is a part of the Program.


                            Appendix A - Page 9 of 13

                                   APPENDIX A

                        FLORIDA BUSINESS BANCGROUP, INC.

                                     PLAN II
                         COMPENSATORY STOCK OPTION PLAN


         Section 1. Purpose. The purpose of this Compensatory Stock Option Plan ("Compensatory Plan") is to permit Florida Business BancGroup, Inc. and its affiliates ("Florida BancGroup") to grant options to purchase shares of its Common Stock to selected officers and full-time, key employees. The Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with Florida BancGroup and to provide key employees with an additional incentive to contribute to its success. Any option granted pursuant to this Compensatory Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended. This Compensatory Plan is Plan II of Florida BancGroup's Program. Unless any provision herein indicates to the contrary, this Compensatory Plan shall be subject to the General Provisions of the Program.

         Section 2. Option Terms and Conditions. The terms and conditions of options granted under this Compensatory Plan may differ from one another as the Program Administrators shall, in their sole discretion, determine as long as all options granted under the Compensatory Plan satisfy the requirements of the Compensatory Plan.

         Section 3. Duration Options. Each option and all rights thereunder granted pursuant to the terms of this Compensatory Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Compensator Plan expire later than 10 years and one month from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Compensatory Plan.

         Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall be equal to the Fair Market Value of the shares at the time of the grant of the option. For purposes of this Plan II, Fair Market Value shall be the Closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day) as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares as selected by the Board of Directors of Florida BancGroup. In the absence of any over-the-counter transactions, the Fair Market Value means the highest price at which a share of Common Stock has sold in an arms length transaction during the 90 days immediately preceding the grant date. In the absence of an arms length transaction during such 90 days, the Fair Market Value means the greater of the book value of a share of Common Stock, as determined by the Program Administrators, or $10.00.


                           Appendix A - Page 10 of 13

                                   APPENDIX A

         Section 5. Exercise of Options. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators; provided, however, that no option may be exercisable for the first 12 months following the date the option is granted. No options may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full by certified or cashier's check payable to the order of Florida BancGroup.

         Section 6. Acceleration of Right of Exercise of Installments. Notwithstanding the first sentence of Section 5 herein with respect to the ability to exercise options in installments, if Florida BancGroup or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of Florida BancGroup by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of this Compensatory Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of Florida BancGroup and, subject to the provisions hereof, ending when the disposition of assets or stock contemplated by that agreement is consummated, or the option is otherwise terminated in accordance with its provisions or the provisions of this Compensatory Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 6 on account of any agreement to dispose of all or substantially all of the assets or stock of Florida BancGroup by means of a sale, merger or other reorganization, liquidation or otherwise where the shareholders of Florida BancGroup immediately before the consummation of the transaction will own least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether Florida BancGroup or some other entity, immediately after the consummation of the transaction; and, provided further, that the exercisability of an option may not be accelerated prior to the sixth month anniversary of the date the option was granted. In the event the transaction contemplated by the agreement referred to in this Section 6 is not consummated but rather is terminated, canceled or expires, the options granted pursuant to this Compensatory Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 5 herein with respect to the ability to exercise options in installments, and subject to the provisions of the first paragraph of this Section 6, in the event of a change in control of Florida BancGroup, or threatened change in control as determined by a vote of not less than a majority of its Board of Directors, all options granted prior to such change in control or threatened change in control shall become immediately exercisable, except that any option granted for less than six months shall not become exercisable until the sixth month anniversary of the date the option was granted. The term "control" for purposes of this Section shall refer to the acquisition of 25% or more of the voting securities of Florida BancGroup by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of this Compensatory Plan, except under the circumstances as set forth in the first paragraph of this Section 6 no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 25% or more of the voting securities of Florida BancGroup, the full Board of Directors of Florida BancGroup shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                           Appendix A - Page 11 of 13

                                   APPENDIX A

         Section 7. Written Notice Required. Any option granted pursuant to the terms of this Compensatory Plan shall be exercised when written notice of that exercise has been given to Florida BancGroup at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by Florida BancGroup.

         Section 8. Compliance With Securities Laws. Shares shall not be issued with respect to any option granted under the Compensatory Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act or exemptions contained therein, the rules and regulations promulgated thereunder and the requirements of any stock exchange or national quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for Florida BancGroup with respect to such compliance. The Program Administrators may also require an employee to whom an option has been granted ("Optionee") to furnish evidence satisfactory to Florida BancGroup, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability to the extent required by law or by this Section 8.

         Section 9. Employment of Optionee. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option that he or she will remain in the employment of Florida BancGroup, following the date of the granting of that option for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in this Compensatory Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment, or limit in any way the right of Florida BancGroup to terminate or alter the terms of that employment.

         Section 10. Option Rights Upon Termination of Employment. If any Optionee under this Compensatory Plan ceases to be employed by Florida BancGroup, for any reason other than disability, death or cause, his or her option; provided, however, that the Program Administrators may, in their discretion, allow such option to be exercised, to the extent exercisable on the date of termination of employment, for a period of 30 days following such termination, unless either the option or this Plan otherwise provides for earlier termination. If an Optionee is terminated for cause, any options granted thereto under the provisions of this Plan shall terminate as of the effective date of such termination of employment.

         Section 11. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by Florida BancGroup, the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment or directorship, at any time within 90 days after the date of termination of employment due to disability, unless either the option or this Compensatory Plan otherwise provides for earlier termination.


                           Appendix A - Page 12 of 13

                                   APPENDIX A

         Section 12. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by Florida BancGroup, his or her option shall expire 90 days after the date of death unless by its terms it expires sooner. During this 90 day or shorter period, the option may be exercised, to the extent that it remains unexercised, on the date of death by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the option at the date of death.

         Section 13. Options not Transferable. Options granted pursuant to the terms of this Compensatory Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or their guardian or legal representative.



Adopted this 24th day of February, 2000 by the Board of Directors of Florida Business BancGroup, Inc.



                               /s/ Marti J. Warren
                                   ---------------------------------------------
                                   Marti J. Warren
                                   Secretary of Florida Business BancGroup, Inc.



Adopted on the ___ day of___________, 2000 by the Shareholders of Florida Business BancGroup, Inc.




                            A. Bronson Thayer
                            ---------------------------------------------
                            Chairman of the Board and Chief Executive Officer of
                                     Florida Business BancGroup, Inc.

                           Appendix A - Page 13 of 13